Exhibit 99.1

Tilly’s, Inc. Announces Third Quarter Fiscal 2012 Results

•    Net Sales Increased 16.4%; Comp Store Sales Increased 1.9%

•    GAAP Net Income of $9.3 million

•    Adjusted Net Income up 19% to $8.3 million

Irvine, CA – November 20, 2012 – Tilly’s, Inc. (NYSE: TLYS) today announced financial results for the third quarter of fiscal 2012 ended October 27, 2012.

For the thirteen weeks ended October 27, 2012:

•

Total net sales for the third quarter were $124.9 million, an increase of 16.4% compared to the third quarter in the prior year. Comparable store sales, which include e-commerce sales, increased 1.9%. E-commerce sales were $12.9 million, an increase of 17% compared to the third quarter in the prior year.

•	Gross profit increased 16.6% to $41.8 million. Gross margin was 33.5%, which was slightly higher than the third quarter of 2011.

•	Operating income on a GAAP basis was $13.9 million compared to $12.3 million in the third quarter of 2011. Operating margin for the quarter was 11.1% as compared to 11.5% in the third quarter of 2011.

•

On a GAAP basis, net income was $9.3 million, or $0.33 per diluted share, based on a weighted average diluted share count of 28.1 million shares. This compares to net income of $12.2 million, or $0.59 per weighted average diluted share, based on 20.5 million weighted average diluted shares in the third quarter of 2011.

•

Adjusted net income for the quarter increased 19.0% to $8.3 million, or $0.30 per weighted average diluted share, compared to adjusted net income of $7.0 million, or $0.34 per weighted average diluted share, in the third quarter of 2011. These results assume an expected long-term effective tax rate of 40% for both this year and last year periods, and add back a charge for on-going non-cash compensation expense for stock options of $0.7 million, before tax, to the third quarter of 2011, which equals the charge for on-going non-cash compensation expense in the third quarter of 2012.

•	At the conclusion of this press release is a reconciliation of GAAP to non-GAAP results.

Daniel Griesemer, President and Chief Executive Officer, commented, “Our results for the third quarter exemplify the strength and uniqueness of our business model that has guided Tilly’s success over the past 30 years. Strong execution on the controllable elements of our business resulted in quality earnings that were at the high end of our outlook range and inventory appropriately positioned for the holiday season. We opened seven new stores and expanded into three new states including Ohio, Michigan and North Carolina, and these stores are off to a good start. While we are cautious in our outlook for the fourth quarter, I am confident that the fundamentals of our business, the strength of our business model and the disciplined execution of our management team will enable us to make steady progress on our long-term growth initiatives.”

For the thirty-nine weeks ended October 27, 2012:

•

Total net sales for the first three quarters were $326.5 million, an increase of 17.6% compared to the first three quarters of the prior year. Comparable store sales, which include e-commerce sales, increased 3.6%. E-commerce sales were $33.6 million, an increase of 23% compared to the first three quarters of the prior year.

•	Gross profit increased 17.8% to $103.4 million. Gross margin was 31.7%, slightly above the prior year period.

•

Operating income on a GAAP basis was $16.6 million including a one-time, non-cash charge to SG&A expense of $7.6 million, before tax, to recognize life to date compensation expense for stock options, which was triggered by the consummation of the Company’s initial public offering in the second quarter.

•

On a GAAP basis, net income was $14.1 million, or $0.55 per weighted average diluted share, based on a weighted average diluted share count of 25.4 million shares. GAAP net income includes the one-time non-cash compensation charge of $7.6 million to SG&A as well as a one-time net tax provision benefit of $3.0 million, both triggered at the initial public offering effective date in the second quarter of 2012. This compares to net income of $20.5 million, or $1.00 per diluted share, based on 20.5 million weighted average diluted shares in the prior year period.

•

Adjusted net income increased 24.2% to $14.5 million, or $0.57 per weighted average diluted share, compared to adjusted net income of $11.7 million or $0.57 per weighted average diluted share in the prior year period. These results adjust GAAP net income for the one-time, non-cash compensation charge to SG&A incurred in the second quarter of 2012, assume an expected long-term effective tax rate of 40% for both this year and last year periods, and add back a charge for on-going non-cash compensation expense for stock options of $1.3 million, before tax, for the second and third quarters of 2011, which equals the charge for on-going non-cash compensation expense in the second and third quarters of 2012.

•	At the conclusion of this press release is a reconciliation of GAAP to non-GAAP results.

Balance Sheet and Liquidity

As of October 27, 2012, the Company had $49.8 million of cash and marketable securities as compared to $25.1 million as of January 28, 2012 and $15.7 million as of October 29, 2011. The Company ended the quarter with no long-term borrowings and no debt outstanding on its revolving credit facility.

Fourth Quarter 2012 Outlook

Given some recent variability in sales trends and the importance of the upcoming holiday period to our quarterly results, we believe it is prudent to be slightly more cautious in our near-term outlook. Based on this, comparable store sales growth is assumed to be in the range of 1% to 3%, on top of a 4.9% comparable store sales increase in the fourth quarter of 2011. On a GAAP basis, and using the anticipated effective tax rate of 32.9%, GAAP net income for the fourth quarter is expected to be in the range of $9.3 million to $10.3 million, or $0.33 to $0.36 per diluted share, and assumes a diluted share count of 28.2 million shares, compared to 20.5 million diluted shares in the fourth quarter of last year. The Company’s 2012 fourth quarter includes one additional week compared to last year, and our 2012 fiscal year is a 53-week year compared to a 52-week fiscal 2011.

On an adjusted basis, using an anticipated on-going effective tax rate of 40%, adjusted net income in the fourth quarter is expected to be in the range of $8.4 million to $9.2 million, or $0.30 to $0.33 per diluted share.

Fiscal Year 2012 Outlook

The Company has revised its earnings per diluted share outlook to reflect fourth quarter guidance. The Company now expects comparable store sales growth in the range of 2.5% to 3.5% for fiscal 2012, on a 52-week vs. 52-week basis. On a GAAP basis, and using an anticipated full year effective tax rate of 32.9%, net income for fiscal year 2012 is expected to be in the range of $0.90 to $0.93 per diluted share, and assumes a diluted share count of 26.1 million shares, compared to 20.5 million diluted shares for the full year 2011.

On an adjusted basis, excluding the one-time charge to recognize life-to-date stock-based compensation recorded in the second quarter of 2012, adjusted net income, using a 40% adjusted on-going effective tax rate for the full year, is expected to be in the range of $0.88 to $0.91 per diluted share.

Conference Call Information

A conference call to discuss the financial results is scheduled for today, November 20, 2012, at 4:30 p.m. ET (1:30 p.m. PT). Investors and analysts interested in participating in the call are invited to dial (888) 455-2260 at 4:25 p.m. ET (1:25 p.m. PT). The conference call will also be available to interested parties through a live webcast at www.tillys.com. Please visit the website and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software.

A telephone replay of the call will be available until December 4, 2012, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference identification number: 3452181. Please note participants must enter the conference identification number in order to access the replay.

About Tilly’s

Tilly’s is a fast-growing destination specialty retailer of West Coast inspired apparel, footwear and accessories with an extensive assortment of the most relevant and sought-after brands rooted in action sports, music, art and fashion. Tilly’s is headquartered in Southern California and, as of October 27, 2012, operated 161 stores and through its website, www.tillys.com.

Non-GAAP Financial Measures

In addition to reporting financial measures in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides non-GAAP “adjusted selling, general and administrative expenses”, “adjusted operating income”, “adjusted income before income taxes”, “adjusted income tax provision”, “adjusted net income”, “adjusted basic earnings per share” and “adjusted diluted earnings per share”. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with transparency by helping illustrate the financial results: (i) as if the Company had been a publicly traded “C” Corporation during the relevant time periods, in order to provide a better comparison of past periods to current periods as a “C” Corporation; and (ii) to exclude items that may not be indicative of, or are unrelated to, the Company’s core operating results, providing a better baseline for analyzing trends in the underlying business.

For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled “ Supplemental Information - Consolidated Statements of Operations; Reconciliation of GAAP to Non-GAAP Financial Measures” contained in this press release.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by our representatives are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our guidance, future financial and operating results and any other statements about our future expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, our ability to respond to changing customer preferences, execute our growth strategy, expand into new markets, effectively compete with other retailers, enhance our brand image and other factors that are detailed in our registration statement on Form S-1 (333-175299), including those detailed in the section titled “Risk Factors” contained that registration statement, which is available from the SEC’s website at www.sec.gov and from our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our registration statement and our Forms 10-Q.

TILLY’S, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	October 27, 2012	January 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$24,883	$25,091
Marketable securities	24,891	—
Receivables	8,139	6,605
Merchandise inventories	49,870	36,531
Prepaid expenses and other current assets	10,405	5,616

Total current assets	118,188	73,843
Property and equipment, net	74,869	64,077
Other assets	3,902	2,899

Total assets	$196,959	$140,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,307	$16,830
Deferred revenue	3,490	4,865
Accrued compensation and benefits	6,464	7,536
Accrued expenses	9,849	12,935
Current portion of deferred rent	4,327	3,335
Current portion of capital lease obligation/Related party	701	669

Total current liabilities	50,138	46,170
Long-term portion of deferred rent	36,699	30,256
Long-term portion of capital lease obligation/Related party	3,440	3,969

Total long-term liabilities	40,139	34,225

Total liabilities	90,277	80,395
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; October 27, 2012 - no shares authorized, issued or outstanding; January 28, 2012 - 21,600 shares authorized, 20,000 shares issued and outstanding	—	20
Common stock (Class A), $0.001 par value; October 27, 2012 - 100,000 shares authorized, 9,282 shares issued and outstanding; January 28, 2012 - 100,000 shares authorized, 1 shares issued and outstanding	9	—
Common stock (Class B), $0.001 par value; October 27, 2012 - 35,000 shares authorized, 18,400 shares issued and outstanding; January 28, 2012 - 35,000 shares authorized, no shares issued or outstanding	18	—
Preferred stock, $0.001 par value; October 27, 2012 and January 28, 2012 - 10,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	116,630	150
Retained earnings (deficit)	(9,981)	60,254
Accumulated other comprehensive income	6	—

Total stockholders’ equity	106,682	60,424

Total liabilities and stockholders’ equity	$196,959	$140,819

TILLY’S, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Net sales	$124,895	$107,304	$326,521	$277,695
Cost of goods sold (includes buying, distribution, and occupancy costs)	83,087	71,446	223,150	189,910

Gross profit	41,808	35,858	103,371	87,785
Selling, general and administrative expenses	27,940	23,514	86,795	66,915

Operating income	13,868	12,344	16,576	20,870
Interest expense, net	42	49	46	150

Income before income taxes	13,826	12,295	16,530	20,720
Income tax provision	4,532	140	2,478	236

Net income	$9,294	$12,155	$14,052	$20,484

Basic earnings per share	$0.34	$0.61	$0.56	$1.02
Diluted earnings income per share	$0.33	$0.59	$0.55	$1.00
Weighted average basic shares outstanding	27,658	20,000	24,979	20,000
Weighted average diluted shares outstanding	28,079	20,530	25,403	20,489

TILLY’S, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Thirty-Nine Weeks Ended
	October 27, 2012	October 29, 2011
Cash flows from operating activities
Net income	$14,052	$20,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,299	11,255
Loss on disposal of assets	153	227
Loss on sales of marketable securities	28	—
Deferred income taxes	6,325	—
Stock-based compensation expense	8,893	—
Excess tax benefit from stock-based compensation	(94)	—
Changes in operating assets and liabilities:
Receivables	(2,184)	(680)
Merchandise inventories	(13,202)	(11,582)
Prepaid expenses and other assets	(12,121)	(2,202)
Accounts payable	8,477	10,417
Accrued expenses	(1,048)	(1,273)
Accrued compensation and benefits	(1,072)	3,613
Deferred rent	7,435	2,726
Deferred revenue	(1,375)	(1,166)

Net cash provided by operating activities	26,566	31,819

Cash flows from investing activities
Purchase of property and equipment	(25,585)	(14,246)
Insurance proceeds from casualty loss	799	—
Proceeds from sale of property and equipment	17	18
Purchases of marketable securities	(60,419)	—
Sales of marketable securities	35,510	—

Net cash used in investing activities	(49,678)	(14,228)

Cash flows from financing activities
Payment of capital lease obligation	(497)	(468)
Net proceeds from initial public offering	106,789	—
Proceeds from exercise of stock options, net of tax withholdings	805	—
Excess tax benefit from stock-based compensation	94	—
Distributions	(84,287)	(30,794)

Net cash provided by (used in) financing activities	22,904	(31,262)

Change in cash and cash equivalents	(208)	(13,671)
Cash and cash equivalents, beginning of period	25,091	29,338

Cash and cash equivalents, end of period	$24,883	$15,667

TILLY’S, Inc.

Supplemental Information - Consolidated Statements of Operations

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

The tables below reconcile the non-GAAP financial measures of adjusted selling, general and administrative expenses (“SG&A”), adjusted operating income, adjusted income before income taxes, adjusted income tax provision, adjusted net income, and adjusted basic and diluted earnings per share, with the most directly comparable GAAP financial measures of actual SG&A, actual operating income, actual income before income taxes, actual income tax provision, actual net income, and actual basic and diluted earnings per share.

		Q3 Current Year (quarter ended October 27, 2012)			Q3 Prior Year (quarter ended October 29, 2011)
		Reported (GAAP)	Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses	(1)	27,940	—	27,940	23,514	673	24,187
Operating income		13,868	—	13,868	12,344	(673)	11,671
Income before income taxes		13,826	—	13,826	12,295	(673)	11,622
Income tax provision	(2)	4,532	998	5,530	140	4,509	4,649
Net income		$9,294	($998)	8,296	12,155	(5,182)	6,973
Basic earnings per share		$0.34	($0.04)	$0.30	$0.61	($0.26)	$0.35
Diluted earnings per share		$0.33	($0.04)	$0.30	$0.59	($0.25)	$0.34

Notes:
(1)	Current year GAAP SG&A includes a charge for stock-based compensation for the quarter; prior year adjustment reflects a charge for stock-based compensation expense equal to the charge in the current year’s quarter. The result of this adjustment to prior year is to reflect a similar on-going stock-based compensation expense as if the Company had recognized stock-based compensation expense in both years’ third quarters.
(2)	Tax provision adjusted to the expected long-term effective tax rate of 40% for both years; GAAP provision rate in the current year was impacted by the conversion in the second quarter of 2012 from an “S” Corporation to a “C” Corporation and the prior year GAAP tax rate reflected an “S” Corporation rate.

		YTD Current Year (nine months ended October 27, 2012)			YTD Prior Year (nine months ended October 29, 2011)
		Reported (GAAP)	Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses	(1)	86,795	(7,615)	79,180	66,915	1,277	68,192
Operating income		16,576	7,615	24,191	20,870	(1,277)	19,593
Income before income taxes		16,530	7,615	24,145	20,720	(1,277)	19,443
Income tax provision	(2)	2,478	7,180	9,658	236	7,541	7,777
Net income		14,052	435	14,487	20,484	(8,818)	11,666
Basic earnings per share		$0.56	$0.02	$0.58	$1.02	($0.44)	$0.58
Diluted earnings per share		$0.55	$0.02	$0.57	$1.00	($0.43)	$0.57

Notes:
(1)	Current year adjustment excludes a charge for life-to-date stock-based compensation expense covering periods up to the May 2012 IPO date; prior year adjustment reflects the add-back of stock-based compensation expense starting in Q2 consistent with the ongoing expense starting in Q2 of the current year. The result of these adjustments to both the current and prior years is to reflect a similar ongoing stock-based compensation expense as if the Company had recognized only ongoing stock-based compensation expense starting in both years’ second quarters.
(2)	Tax provision adjusted to the expected long-term effective tax rate of 40% for both years; GAAP provision rate in the current year was impacted by the conversion in the second quarter of 2012 from an “S” Corporation to a “C” Corporation and the prior year GAAP tax rate reflected an “S” Corporation rate.

Tilly’s, Inc.

Store Count and Square Footage

	Stores Open at Beg of Qtr	Stores Opened During Qtr	Stores Closed During Qtr	Store Remodels- Closed	Store Remodels- Reopened	Stores Open at End of Qtr	Total Gross Square Footage End of Qtr (in thousands)
2011 Q1	125	1	0	0	0	126	977
2011 Q2	126	6	1	0	0	131	1,015
2011 Q3	131	4	0	1	0	134	1,044
2011 Q4	134	5	0	0	1	140	1,094
2012 Q1	140	5	0	0	0	145	1,134
2012 Q2	145	10	0	0	0	155	1,215
2012 Q3	155	7	1	0	0	161	1,272

Investor Relations Contact:

ICR, Inc.

Anne Rakunas/Joseph Teklits

310-954-1113

anne.rakunas@icrinc.com